Exhibit 11


                         THERMO INSTRUMENT SYSTEMS INC.

                        Computation of Earnings per Share


                             Three Months Ended            Nine Months Ended
                         --------------------------   --------------------------
                         September 30,   October 1,   September 30,   October 1,
                                  1995         1994            1995         1994
                         -------------  -----------   -------------  -----------
Computation of Fully Diluted
 Earnings per Share from
 Continuing Operations:

Income:
  Net income              $21,881,000   $14,532,000   $57,468,000    $40,572,000

  Add: Convertible
       obligation
       interest, net
       of tax               1,392,000     1,562,000     4,352,000      4,773,000
                          -----------   -----------   -----------    -----------
  Income applicable
   to common
   stock assuming
   full dilution (a)      $23,273,000   $16,094,000   $61,820,000    $45,345,000
                          -----------   -----------   -----------    -----------

Shares:
  Weighted average
   shares outstanding      72,903,966    70,730,555    72,220,484     70,348,466

  Add: Shares issuable
       from assumed
       conversion of
       convertible
       obligations         12,004,497    13,860,161    12,602,292     14,185,601

       Shares issuable
       from assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)          536,362       289,915       536,362        331,225
                          -----------   -----------   -----------    -----------

  Weighted average
   shares outstanding,
   as adjusted (b)         85,444,825    84,880,631    85,359,138     84,865,292
                          -----------   -----------   -----------    -----------
Fully Diluted Earnings
 per Share from
 Continuing Operations
 (a) / (b)                $       .27   $       .19   $       .72    $       .53
                          ===========   ===========   ===========    ===========
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                                                                      Exhibit 11


                         THERMO INSTRUMENT SYSTEMS INC.

                  Computation of Earnings per Share (continued)

                            Three Months Ended             Nine Months Ended
                        --------------------------    --------------------------
                         September 30,   October 1,   September 30,   October 1,
                                  1995         1994            1995         1994
                         -------------  -----------   -------------  -----------

Computation of Fully Diluted
 Earnings per Share:

Income:
  Net income              $21,881,000   $15,104,000   $57,470,000    $42,040,000

  Add: Convertible
       obligation
       interest, net
       of tax               1,392,000     1,562,000     4,352,000      4,773,000
                          -----------   -----------   -----------    -----------

  Income applicable
   to common
   stock assuming
   full dilution (a)      $23,273,000   $16,666,000   $61,822,000    $46,813,000
                          -----------   -----------   -----------    -----------
Shares:
  Weighted average
   shares outstanding      72,903,966    70,730,555    72,220,484     70,348,466

  Add: Shares issuable
       from assumed
       conversion of
       convertible
       obligations         12,004,497    13,860,161    12,602,292     14,185,601

       Shares issuable
       from assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)          536,362       289,915       536,362        331,225
                          -----------   -----------   -----------    -----------
  Weighted average
   shares outstanding,
   as adjusted (b)         85,444,825    84,880,631    85,359,138     84,865,292
                          -----------   -----------   -----------    -----------
Fully Diluted Earnings
 per Share (a) / (b)      $       .27   $       .20   $       .72    $       .55
                          ===========   ===========   ===========    ===========